Exhibit 99.2


Key Assumptions: 2002

                                       2001 Actuals           2002
                                       ------------           ----
Nuclear Capacity Factor                     94.4%             91%

Total GenCo Sales (GWh)                     201,845           205,000
Total Delivery Sales (GWh)                  120,472           125,000
Total Unreg. Retail Sales (GWh)             6,881             4,600
Volume Retention
         PECO                               80%               84%
         ComEd                              91%               89%

*ATC Price ($/MWh)
         PJM                                $31               $29.20
         Main                               $25               $26.30
Merger Synergies ($MM)                $148 Target             $225

     *ATC= Around the Clock

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Exelon's 2002 Earnings Guidance

2002 EPS Estimate of $4.45 to $4.85

         --Delivery 2002 EPS Estimate of $3.30 to $3.40
                  (Weather normalized)

         --Generation 2002 EPS Estimate of $1.40 to $1.75
                  (Weather normalized)

         --Enterprises, Consolidation and Corporate Estimate
           Loss of $0.25 to $0.30

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EPS sensitivities:  2002
(This slide contains a bar graph chart which shows the effect on EPS of a positive or negative change in each of three key assumptions.)

-/+ 1% Delivery Sales
       PECO                -$0.03           +$0.03
       ComEd               -$0.06           +$0.06

-/+ 1% Nuclear Cap Factor  -$0.05           +$0.05

-/+ $1 Wholesale Mkt Price -$0.10           +$0.10

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